UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2026

SERITAGE GROWTH PROPERTIES

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530
New York, New York		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 355-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares of beneficial interest, par value $0.01 per share	SRG	New York Stock Exchange
7.00% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	SRG-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 24, 2026, certain affiliates of Seritage Growth Properties, a Maryland real estate investment trust (the “Company”) as borrowers and b1Bank, a Louisiana state charted bank (“Lender”) as lender entered into (i) a Loan and Security Agreement (the “Real Estate Loan Agreement”) providing for a $15.0 million term loan facility (the “Term Loan Facility”) and (ii) a Business Loan Agreement (the “Business Loan Agreement”) providing for a $25.0 million revolving loan facility (the “Revolving Loan Facility” and together with the Term Loan Facility, the “Facilities”). At closing of the Revolving Loan Facility, the Company drew $15.0 million (the “Initial Draw”) and $10.0 million remains available and unfunded under the Revolving Loan Facility.

The Company used the proceeds from the Term Loan Facility and the Initial Draw under the Revolving Loan Facility together with cash on hand to (i) repay the $50.0 million outstanding balance of the loan in the original amount of $1.60 billion (the “Existing Loan”) under that certain Senior Secured Term Loan Agreement dated July 31, 2018 (the “Existing Loan Agreement”) between affiliates of the Company as borrower, Berkshire Hathaway Life Insurance Company of Nebraska (“Berkshire Hathaway”) as lender and Berkshire Hathaway as administrative agent and (ii) pay transaction and related costs.

The Term Loan Facility bears interest at an annual rate of One Month SOFR + 2.75% which interest rate shall be reduced to One Month SOFR + 2.25% if the outstanding balance under the Term Loan Facility is reduced to $10.0 million or less. Funded amounts under the Revolving Loan Facility bear interest at an annual rate equal to 2.00% plus the money market rate on the cash collateral described below. The money market rate on the cash collateral is currently 3.50% for twelve months from closing and thereafter resets annually.

The maturity date under both of the Facilities is July 24, 2028 (the “Maturity Date”) and each Facility contains a one-year extension option subject to satisfaction of certain terms and conditions. Both the Term Loan Facility and the Revolving Loan Facility are fully prepayable without penalty.

Both of the Facilities are fully guaranteed by the Company and certain existing subsidiaries. The Term Loan Facility is secured by mortgages on three wholly-owned properties of the Company and the Revolving Loan Facility is collateralized by $25.0 million of restricted cash.

Under each of the Term Loan Facility and the Revolving Loan Facility, certain affiliates of the Company must maintain minimum “liquidity” (which term includes unrestricted cash and availability under the Revolving Loan Facility) of (i) in the case of both Facilities, $5.0 million as of the last day of each calendar quarter and (ii) in the case of the Term Loan Facility only, $10.0 million as of December 31, 2027. If the Company intends to exercise the one year extension option under either Facility, the Company must demonstrate minimum liquidity of (i) $5.0 million in the case of the Revolving Loan Facility and (ii) $10.0 million in the case of the Term Loan Facility, in each case, as of December 31, 2027 and upon the Maturity Date if the Company intends to exercise the one year extension option on either of the Term Loan Facility and/or the Revolving Loan Facility. Additionally, under the Term Loan Facility, the Company must maintain a 1.15:1.00 debt service coverage ratio on the collateralized properties.

Each Facility also includes certain limitations relating to, among other activities, the Company’s and certain of its affiliates’ ability to: sell assets (subject to payment of release prices) or merge, consolidate or transfer all or substantially all of its assets (subject to permitted transfers); incur additional debt; incur certain liens; and make certain restricted payments including distributions on the Company’s or such affiliates’ capital stock.

Each Facility contains customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, material inaccuracy of representations or warranties, and bankruptcy or insolvency proceedings. If there is an event of default, the lenders may declare all or any portion of the outstanding indebtedness under the applicable Facility to be immediately due and payable, exercise any rights they might have under any of the applicable Facility documents, and require the Company to pay a default interest rate on overdue amounts equal to 4.0% in excess of the then applicable interest rate.

The foregoing descriptions of the Term Loan Facility and the Revolving Loan Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the Real Estate Loan Agreement for the Term Loan Facility and the Business Loan Agreement for the Revolving Loan Facility, copies of which are expected to be filed as exhibits to the Company’s Periodic Report on Form 10-Q for the period ended June 30, 2026.

Item 1.02 Termination of a Material Definitive Agreement

On July 24, 2026, the Company repaid the Existing Loan and terminated the Existing Loan Agreement. The aggregate principal amount outstanding at termination was $50.0 million. No prepayment penalties were triggered and the Existing Loan Agreement terminated in accordance with its terms. Borrowings under the Existing Loan Agreement bore an annual interest rate of 7.0%. The Existing Loan was scheduled to mature on July 31, 2026.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On July 28 2026, the Board of Trustees of Seritage Growth Properties (the "Company") declared a cash dividend of $0.4375 per share of the Company's 7.00% Series A Cumulative Redeemable Preferred Shares. The preferred dividend will be paid on October 15, 2026 to holders of record on September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SERITAGE GROWTH PROPERTIES

Date:	July 28, 2026	By:	/s/ Matthew Fernand
Matthew Fernand Chief Legal Officer and Corporate Secretary